Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     As independent certified public accountants, we hereby consent to the use of our report dated June 2, 2000, relating to the financial statements of Hannibal Capital Corp. and to all references to our Firm included in or made a part of this Form S-1 Registration Statement and to the reference to our Firm under the caption "Experts" in each Prospectus.




                                           ASHER & COMPANY, Ltd.


Philadelphia, Pennsylvania

August 16, 2000